Exhibit (a)(1)(B)

LETTER OF TRANSMITTAL TO TENDER SHARES OF

Insperity, Inc.

IN CONNECTION WITH ITS OFFER TO PURCHASE FOR CASH

SHARES OF ITS COMMON STOCK FOR AN AGGREGATE PURCHASE PRICE OF NOT MORE THAN $50 MILLION AT A PER SHARE PURCHASE PRICE NOT LESS THAN

$27.00 PER SHARE NOR GREATER THAN $31.00 PER SHARE

I/we, the undersigned, hereby tender to Insperity, Inc., a Delaware corporation (the “Company”), the share(s) identified below. As of November 26, 2012, the Company is offering to purchase for cash shares of its common stock, par value $0.01 per share, pursuant to (i) auction tenders at prices specified by the tendering stockholders of not less than $27.00 nor greater than $31.00 per share or (ii) purchase price tenders, in either case upon the terms and subject to the conditions described in the Offer to Purchase, dated November 26, 2012 (the “Offer to Purchase”) and in this Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”). This Letter of Transmittal is to be completed only if (a) certificates for shares are being forwarded herewith or (b) a tender of book-entry shares is being made to the account maintained by The Depository Trust Company pursuant to Section 3 of the Offer to Purchase. I/we certify that I/we have complied with all requirements as stated in the instructions on the reverse side, is/are the registered holder(s) of the shares represented by the enclosed certificates, have full authority to surrender these certificate(s), and give the instructions in this Letter of Transmittal and warrant that the shares represented by these certificates are free and clear of all liens, charges, encumbrances, security interests, claims, restrictions and equities whatsoever. I/we make the representation and warranties to the Company set forth in Section 3 of the Offer to Purchase and understand that the tender of shares made hereby constitutes an acceptance of the terms and conditions of the Offer (including if the Offer is extended or amended, the terms and conditions of such extension or amendment).

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON DECEMBER 21, 2012, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH DATE, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

Method of delivery of the certificate(s) is at the option and risk of the owner thereof; delivery of this Letter of Transmittal to an address other than as set forth below will not constitute a valid delivery.

Mail or deliver this Letter of Transmittal, or a facsimile, together with the certificate(s) representing your shares, to Computershare Trust Company, N.A. (sometimes referred to herein as the “Depositary”) as follows:

If delivering by mail: Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	If delivering by hand or courier: Computershare c/o Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021

VOLUNTARY CORPORATE ACTIONS COY:NSP

Pursuant to the Offer, the undersigned encloses herewith and surrenders the following certificate(s) representing shares of common stock of the Company:

Œ DESCRIPTION OF SHARES SURRENDERED
Name(s) and Address(es) of Registered Owner(s) (If blank, please fill in exactly as name(s) appear(s) on share certificate(s))	Shares Surrendered (attached additional list if necessary)
Certificated Shares**
	Certificate Number(s)*	Total Number of Shares Represented by Certificate(s)*	Number of Shares Surrendered**	Book-Entry Shares Surrendered

Total Shares

*       Need not be completed by book-entry stockholders.

**     Unless otherwise indicated, it will be assumed that all shares of common stock represented by certificates described above are being surrendered hereby.

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 Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears above or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith	Ž Form W-9 (Backup Withholding)

PLEASE SEE THE SECTION ENTITLED “IMPORTANT U.S. TAX INFORMATION FOR HOLDERS” AND THE ACCOMPANYING FORM W-9 AND INSTRUCTIONS THERETO TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER IF YOU ARE A U.S. TAXPAYER.

Please note that the Depositary or other withholding agent may withhold a portion of the proceeds (currently at a 28% rate, but scheduled to increase to 31% after December 31, 2012, unless further legislative action is taken) as required by the Internal Revenue Service (“IRS”) if the Taxpayer ID or Social Security Number is not properly certified on our records.

If you are a non-U.S. Taxpayer, in order to establish an exemption from backup withholding, please complete and submit an IRS Form W-8BEN, W-8IMY (with any required attachments), W-8ECI, or W8EXP, as applicable (which may be obtained on the IRS website (www.irs.gov)).

X
Signature of Stockholder	Date	Daytime Telephone #
X
Signature of Stockholder	Date	Daytime Telephone #

I/we understand that the tender of shares constitutes a representation and warranty to the Company that the undersigned has/have a NET LONG POSITION in the shares or other securities exercisable or exchangeable therefore and that such tender complies with Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended. I/we authorize the Company to withhold all applicable taxes and tax-related items legally payable by the undersigned

Indicate below the order (by certificate number) in which shares are to be purchased in the event of proration. If you do not designate an order, if less than all shares tendered are purchased due to proration, shares will be selected for purchase by the Depositary.

1st ______	2nd ______	3rd ______	4th ______	5th ______
 Auction Price Tender: Price (in Dollars) per Share at Which Shares are Being Tendered:
By checking one of the following boxes below instead of the box under Section 5, “Purchase Price Tender,” you are tendering shares at the price checked. This election could result in none of your shares being purchased if the purchase price selected by the Company for the shares is less than the price checked below. If you wish to tender shares at more than one price, you must complete a separate Letter of Transmittal for each price at which you tender shares. The same shares cannot be tendered at more than one price, unless previously and properly withdrawn. (See Section 3 and Section 4 of the Offer to Purchase and Instruction 4 to this Letter of Transmittal)

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED
CHECK ONLY ONE BOX
IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF SHARES
(Stockholders who desire to tender shares at more than one price must complete a separate Letter of Transmittal for each price at which shares are tendered.)

☐ Price $27.00		☐ Price $28.00	☐ Price $29.00	☐ Price $30.00	☐ Price $31.00
☐ Price $27.25		☐ Price $28.25	☐ Price $29.25	☐ Price $30.25
☐ Price $27.50		☐ Price $28.50	☐ Price $29.50	☐ Price $30.50
☐ Price $27.75		☐ Price $28.75	☐ Price $29.75	☐ Price $30.75
 Purchase Price Tender:

☐    By checking this one box instead of one of the price boxes under Section 4, “Auction Price Tender: Price (in Dollars) per Share at Which Shares are Being Tendered,” you are tendering shares and are willing to accept the purchase price selected by the Company in accordance with the terms of the Offer. This action will maximize the chance of having the Company purchase your shares pursuant to the Offer (subject to proration). Note that this election is deemed to be a tender of shares at the minimum price of $27.00 per share and could cause the purchase price in the Offer to be lower and could result in the tendered shares being purchased at the minimum price of $27.00 per share. (See Section 3 of the Offer to Purchase and Instruction 5 to this Letter of Transmittal)

‘ ODD LOTS
As described in Section 1 of the Offer to Purchase, under certain conditions, stockholders holding a total of fewer than 100 shares may have their shares accepted for payment before any proration of other tendered shares. This preference is not available to partial tenders or to beneficial or record holders of 100 or more shares in the aggregate, even if these holders have separate accounts or certificates representing fewer than 100 shares. Accordingly, this section is to be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares. The undersigned either (check one box):

☐    is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

☐    is a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of such shares.

In addition, the undersigned is tendering either (check one box):

☐    at the purchase price, as the same will be determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per share above); or

☐    at the price per share indicated above in the section captioned “Auction Price Tender: Price (in Dollars) per Share at Which Shares are Being Tendered.”

CONDITIONAL TENDER
As described in Section 6 of the Offer to Purchase, a tendering stockholder may condition his or her tender of shares upon the Company purchasing all or a specified minimum number of the shares tendered. Unless at least the minimum number of shares you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the shares tendered by you will be purchased. It is the tendering stockholder’s responsibility to calculate the minimum number of shares that must be purchased from the stockholder in order for the stockholder to qualify for sale or exchange (rather than distribution) treatment for U.S. federal income tax purposes. Stockholders are urged to consult with their own tax advisors before completing this section. No assurances can be provided that a conditional tender will achieve the intended U.S. federal income tax result for any stockholder tendering shares. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.
☐ The minimum number of shares that must be purchased from me/us, if any are purchased from me/us, is: shares.
If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked this box:
☐ The tendered shares represent all shares held by the undersigned.
’ Special Payment Instructions				“ Special Delivery Instructions
If you want your check for cash and/or Certificate(s) for shares not tendered or not purchased to be issued in another name, fill in this section with the information for the new account name.		Signature Guarantee Medallion		Fill in ONLY if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card.
Mailing certificate(s) and/or check(s) to:

Name (Please Print First, Middle & Last Name)		(Title of Officer Signing this Guarantee)		Name (Please Print First, Middle & Last Name)

Address (Number and Street)		(Name of Guarantor - Please Print)		Address (Number and Street)

(City, State & Zip Code)		(Address of Guarantor Firm)		(City, State & Zip Code)

(Tax Identification or Social Security Number)

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INSTRUCTIONS FOR COMPLETING THE LETTER OF TRANSMITTAL

1.	The certificated share(s) and/or book-entry shares you own are shown in Box 1. Please indicate the total number of certificated share(s) and/or book-entry shares you are tendering in Box 1.

2.	Sign, date and include your daytime telephone number in this Letter of Transmittal in Box 2 after completing all other applicable sections and return this form in the enclosed envelope. If your shares are represented by physical stock certificates, include them in the enclosed envelope as well.

3.	PLEASE SEE THE SECTION ENTITLED “IMPORTANT U.S. TAX INFORMATION FOR HOLDERS” AND THE ACCOMPANYING FORM W-9 AND INSTRUCTIONS THERETO TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER IF YOU ARE A U.S. TAXPAYER. Please note that Computershare Trust Company, N.A. may withhold a portion of your proceeds (28% under current law, but scheduled to increase to 31% after December 31, 2012, unless further legislative action is taken) as required by the IRS if the Taxpayer ID or Social Security Number is not properly certified on our records. If you are a non-U.S. Taxpayer, in order to establish an exemption from backup withholding, please complete and submit an IRS Form W-8BEN, W-8IMY (with any required attachments), W-8ECI, or W8EXP, as applicable (which may be obtained from the IRS website (www.irs.gov)).

4.	Indication of Price at which shares are being Tendered. If you want to tender your shares at a specific price within the $27.00 to $31.00 range, you must properly complete the pricing section of this Letter of Transmittal, which is called “Auction Price Tender: Price (in Dollars) per Share at Which Shares are Being Tendered.” You must check only one box in the pricing section. If more than one box is checked or no box is checked, your shares will not be properly tendered. If you want to tender portions of your shares at more than one price, you must complete a separate Letter of Transmittal for each price at which you tender shares. However, the same shares cannot be tendered at more than one price, unless previously and properly withdrawn as provided in Section 4 of the Offer to Purchase.

5.	By checking the Box in Section 5 instead of one of the price boxes in Section 4, you are tendering shares and are willing to accept the Purchase Price selected by the Company in accordance with the terms of the Offer. This action will maximize the chance of having the Company purchase your shares pursuant to the Offer (subject to proration). Note that this election is deemed to be a tender of shares at the minimum price of $27.00 per share and could cause the purchase price in the Offer to be lower and could result in your shares being purchased at the minimum price of $27.00 per share. See Section 3 of the Offer to Purchase.

6.	Please see the Offer to Purchase for additional information regarding Box 6.

7.	If you want your check for cash and/or certificate(s) for shares not tendered or not purchased to be issued in another name, fill in Box 7 with the information for the new account name. If you complete Box 7, your signature(s) must be guaranteed.

8.	Complete Box 8 only if the proceeds of this transaction and/or any unaccepted shares are to be transferred to a person other than the registered holder or to a different address.

9.	If any stock certificate representing shares that you own has been lost, stolen or destroyed, please contact the Depositary at 1-866-229-4421 or 1-201-680-6578 promptly to obtain instructions as to the steps that must be taken in order to replace the certificate. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed certificates have been followed. Please contact the Depositary immediately to permit timely processing of the replacement documentation.

10.	Stockholders who cannot deliver their certificates and all other required documents to the Depositary or complete the procedures for book-entry transfer prior to the Expiration Date may tender their shares by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

11.	The Company will determine in its sole discretion the number of shares to accept, and the validity, eligibility and acceptance for payment of any tender. There is no obligation to give notice of any defects or irregularities to stockholders. See Section 3 of the Offer to Purchase for additional information.

12.

If any of the shares tendered hereby are owned of record by two or more joint owners, all such persons must sign this Letter of Transmittal. If any shares tendered hereby are registered in different names on several certificates, it will be

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necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates. If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, he or she should so indicate when signing, and proper evidence satisfactory to the Company of his or her authority to so act must be submitted with this Letter of Transmittal.

If this Letter of Transmittal is signed by the registered owner(s) of the shares tendered hereby, no endorsements of certificates or separate stock powers are required unless payment of the purchase price is to be made, or certificates for shares not tendered or accepted for payment are to be issued, to a person other than the registered owner(s). Signatures on any such certificates or stock powers must be guaranteed by an eligible institution. If this Letter of Transmittal is signed by a person other than the registered owner(s) of the shares tendered hereby, or if payment is to be made or certificate(s) for shares not tendered or not purchased are to be issued to a person other than the registered owner(s), the certificate(s) representing such shares must be properly endorsed for transfer or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear(s) on the certificates(s). The signature(s) on any such certificate(s) or stock power(s) must be guaranteed by an eligible institution. See Section 3 of the Offer to Purchase.

13.	If the space provided in Box 1 above is inadequate, the certificate numbers and/or the number of shares should be listed on a separated signed schedule attached hereto.

14.	Partial Tenders (Not Applicable to Stockholders who Tender by Book-Entry Transfer). If fewer than all the shares represented by any certificate submitted to the Depositary are to be tendered, fill in the number of shares that are to be tendered in Box 1. In that case, if any tendered shares are purchased, new certificate(s) for the remainder of the shares that were evidenced by the old certificate(s) will be sent to the registered holder(s), unless otherwise provided in the appropriate box on this Letter of Transmittal, promptly after the acceptance for payment of, and payment for, the shares tendered herewith. All shares represented by certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

15.	In participating in the Offer, the tendering stockholder acknowledges that: (1) the Offer is established voluntarily by the Company, it is discretionary in nature and it may be extended, modified, suspended or terminated by the Company as provided in the Offer to Purchase; (2) the tendering stockholder is voluntarily participating in the Offer; (3) the future value of the shares is unknown and cannot be predicted with certainty; (4) the tendering stockholder has received the Offer to Purchase and the Letter of Transmittal; (5) any foreign exchange obligations triggered by the tendering stockholder’s tender of shares or the receipt of proceeds are solely his or her responsibility; and (6) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance tax, transfer tax or other tax-related items (“Tax Items”) related to the Offer and the disposition of shares, the tendering stockholder acknowledges that the ultimate liability for all Tax Items is and remains his or her sole responsibility. In that regard, the tendering stockholder authorizes the Company to withhold all applicable Tax Items that the withholding agent is legally required to withhold. The tendering stockholder consents to the collection, use and transfer, in electronic or other form, of the tendering stockholder’s personal data as described in this document by and among, as applicable, the Company, its subsidiaries, and third party administrators for the exclusive purpose of implementing, administering and managing his or her participation in the Offer.

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IMPORTANT U.S. TAX INFORMATION FOR HOLDERS

This is a summary only of certain U.S. federal income tax considerations. Stockholders should consult with their own tax advisors regarding the tax consequences with respect to their particular circumstances.

In order to avoid backup withholding of U.S. federal income tax on payments pursuant to the Offer, a U.S. stockholder tendering shares must, unless an exemption applies, provide the Depositary with such stockholder’s correct taxpayer identification number (“TIN”), certify under penalties of perjury that such TIN is correct (or that such stockholder is waiting for a TIN to be issued), and provide certain other certifications by completing the substitute Form W-9 included in this Letter of Transmittal. If a stockholder does not provide his, her or its correct TIN or fails to provide the required certifications, the IRS may impose certain penalties on such stockholder and payment to such stockholder pursuant to the Offer may be subject to backup withholding at a rate currently equal to 28%, but scheduled to increase to 31% after December 31, 2012, unless further legislative action is taken. All U.S. stockholders tendering shares pursuant to the Offer should complete and sign the IRS Form W-9 to provide the information and certification necessary to avoid backup withholding (unless an applicable exemption exists and is proved in a manner satisfactory to the Depositary). To the extent that a U.S. stockholder designates another U.S. person to receive payment, such other person may be required to provide a properly completed IRS Form W-9 or a substitute form W-9.

Backup withholding is not an additional tax. Rather, the amount of the backup withholding may be credited against the U.S. federal income tax liability of the person subject to the backup withholding. If backup withholding results in an overpayment of tax, a refund can be obtained by the stockholder by timely providing the required information to the IRS.

If the stockholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future, then the stockholder should write “APPLIED FOR” in the space for the TIN in Part I of the substitute Form W-9 and should sign and date the substitute Form W-9. If the Depositary has not been provided with a properly certified TIN by the time of payment, backup withholding will apply. If the shares are held in more than one name or are not in the name of the actual owner, consult the instructions on the enclosed IRS Form W-9 for additional guidance on which name and TIN to report.

Certain stockholders (including, among others, corporations, individual retirement accounts and certain foreign individuals and entities) are not subject to backup withholding but may be required to provide evidence of their exemption from backup withholding. Exempt U.S. stockholders should check the “Exempt payee” box on the IRS Form W-9. See the enclosed IRS Form W-9 for more instructions.

Non-U.S. stockholders, such as non-resident alien individuals and foreign entities, including a disregarded U.S. domestic entity that has a foreign owner, should not complete a substitute Form W-9. Instead, to establish an exemption from backup withholding, a non-U.S. stockholder (or a stockholder’s non-U.S. designee, if any) should properly complete and submit an IRS Form W-8BEN, W-8IMY (with any required attachments), W-8ECI, or W-8EXP, as applicable, signed under penalties of perjury, attesting to such exempt status (which may be obtained on the IRS website (www.irs.gov)).

Stockholders are urged to consult their own tax advisors to determine whether they are exempt from these backup withholding and reporting requirements.

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The Depositary for the Offer is:

If delivering by mail: Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	If delivering by hand or courier: Computershare c/o Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

Any questions or requests for assistance may be directed to the Information Agent at its telephone number and location listed below. Requests for additional copies of this Offer to Purchase and the Letter of Transmittal may be directed either to the Information Agent or the Dealer Manager at their respective telephone numbers and locations listed below. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

The Dealer Manager for the Offer is:

Baird

Robert W. Baird & Co. Incorporated

777 E. Wisconsin Ave. Milwaukee, Wisconsin 53202 Attention: Syndicate Department Telephone: (414) 298-7382 Email: syndicate@rwbaird.com

The Information Agent for the Offer is:

Georgeson Inc.

199 Water Street, 26th Floor New York, New York 10038 All Holders, Banks and Brokers Call: (800) 509-0917

Email: insperity@georgeson.com

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